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                                  EXHIBIT (21)

                           SUBSIDIARIES OF REGISTRANT
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     As of April 1, 1994, the following are wholly-owned subsidiaries of the
Registrant and are Minnesota corporations except as otherwise indicated:

                  Bullseye Corporation (Delaware)
                  Dayton Credit Company
                  Dayton Development Company
                  Dayton's Commercial Interiors, Inc.
                  Dayton's Iron Horse Liquors, Inc.
                  Dayton's Travel Service, Inc.
                  Eighth Street Development Company
                  Mervyn's (California)
                  Mervyn's, Inc. (Delaware)
                  Retailers National Bank (national association)
                  Rooftop, Inc.
                  Seatamatic, Inc. (Nevada)
                  Target Stores, Inc.

                  Capitol Lounge Corp. (Wisconsin)
                  Clybourn Trading Corp. (Wisconsin)
                  Commercial Interiors, Inc. (Delaware)
                  Creative Fields, Inc. (Nevada)
                  DHC Milwaukee, Inc. (Wisconsin)
                  DHC Wine & Liquor Shop, Inc. (Wisconsin)
                  DHC Wisconsin, Inc. (Wisconsin)
                  Fieldridge, Inc. (Wisconsin)
                  Greener Fields, Inc. (Texas)
                  MAFCO, Inc. (Delaware)
                  Marshall Field & Company (Delaware)
                  Marshall Field's Chicago, Inc. (Delaware)
                  Marshall Field's Direct Response Company, Inc. (Illinois) Marshall Field Direct Response Supply Company, Inc. (Illinois) Marshall Field of Columbus, Inc. (Ohio)
                  Marshall Field's Mayfair, Inc. (Wisconsin)
                  Marshall Field Stores, Inc. (Delaware)
                  Windows on Wisconsin, Inc. (Wisconsin)